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                                                                   EXHIBIT 10.18


                         DIRECTOR STOCK OPTION AGREEMENT


         AGREEMENT made this x day of x, 200x, ("Date of Grant") between OIL STATES INTERNATIONAL, INC., a Delaware corporation (the "Company"), and DIRECTOR NAME ("Director").

         To carry out the purposes of the 2001 EQUITY PARTICIPATION PLAN OF OIL STATES INTERNATIONAL, INC. (the "Plan"), by affording Director the opportunity to purchase shares of the common stock of the Company, par value $.01 per share ("Stock"), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Director hereby agree as follows:

         1. GRANT OF OPTION. The Company hereby irrevocably grants to Director the right and option ("Option") to purchase all or any part of an aggregate of NUMBER shares of Stock, on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control. Capitalized terms used but not defined in this Agreement shall have the meaning attributed to such terms in the Plan, unless the context otherwise requires. This Option shall not be treated as an incentive stock option, within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code").

         2. PURCHASE PRICE. The purchase price of Stock purchased pursuant to the exercise of this Option shall be $x per share, which has been determined to be not less than the fair market value of the Stock at the Date of Grant of this Option. For all purposes of this Agreement, fair market value of Stock shall be determined in accordance with the provisions of the Plan.

         3. EXERCISE OF OPTION. Subject to the earlier expiration of this Option as herein provided, this Option may be exercised, by written notice to the Company at its principal executive office addressed to the attention of its Corporate Secretary at any time and from time to time after the Date of Grant, but, except as otherwise provided below, this Option shall not be exercisable for more than a percentage of the aggregate number of shares offered by this Option determined by the number of annual meetings of the stockholders of the Company from the Date of Grant to the date of such exercise, in accordance with the following schedule:



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
                 ANNUAL MEETING OF STOCKHOLDERS               PERCENTAGE OF SHARES
                  FOLLOWING DATE OF GRANT                     THAT MAY BE PURCHASED
                  -----------------------                     ---------------------
                           Before First                                  0%
                           First                                        25%
                           Second                                       50%
                           Third                                        75%
                           Fourth or thereafter                        100%

         Notwithstanding the foregoing, if a Change of Control of the Company (as defined in the Plan) occurs, this Option will automatically become fully vested immediately prior to such Change of Control (or such earlier time as may be set by the Committee appointed to administer the Plan).

         This Option will terminate and cease to be exercisable upon the date upon which Director's membership on the Board and terminates, except that:

                  (a) If Director's membership on the Board terminates by reason of disability (within the meaning of section 22(e)(3) of the Code), this Option may be exercised in full by Director at any time during the period of one year following such termination, or by Director's estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director) during a one year period following Director's death if Director dies during the one year period following such termination.

                  (b) If Director dies while a member of the Board, Director's estate, or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director, may exercise this Option in full at any time during the period of one year following the date of Director's death.

                  (c) If Director's membership on the Board terminates for any reason other than as described in (a) or (b) above, this Option may be exercised by Director at any time during the period of three months following such termination, or by Director's estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director) during a period of one year following Director's death if Director dies during such three-month period, but in each case only as to the number of shares Director was entitled to purchase hereunder as of the date Director's membership so terminates.

This Option shall not be exercisable in any event after the expiration of ten years from the Date of Grant. The purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise (a) in cash (including check, bank draft or money order payable to the order of the Company), (b) by constructively tendering to the Company shares of Stock having a fair market value equal to the purchase price and which shares, if acquired pursuant to a Company granted option, have been held by Director for more than six months, (c) if the Stock is readily tradeable on a national securities market, through a "cashless-broker" exercise in accordance



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with a Company-established policy or program for the same, or (d) any combination of the foregoing. No fraction of a share of Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the exercise price thereof; rather, Director shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Stock. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Director, Director (or the person permitted to exercise this Option in the event of Director's death) shall not be or have any of the rights or privileges of a shareholder of the Company with respect to shares acquirable upon an exercise of this Option.

         4. STATUS OF STOCK. The Company intends to register for issuance under the Securities Act of 1933, as amended (the "Act"), the shares of Stock acquirable upon exercise of this Option, and to keep such registration effective throughout the period this Option is exercisable. In the absence of such effective registration or an available exemption from registration under the Act, issuance of shares of Stock acquirable upon exercise of this Option will be delayed until registration of such shares is effective or an exemption from registration under the Act is available. The Company intends to use its reasonable best efforts to ensure that no such delay will occur. In the event exemption from registration under the Act is available upon an exercise of this Option, Director (or the person permitted to exercise this Option in the event of Director's death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.

         Director agrees that the shares of Stock which Director may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state. Director also agrees (i) that the certificates representing the shares of Stock purchased under this Option may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, and (ii) that the Company may refuse to register the transfer of the shares of Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities laws and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Stock purchased under this Option.

         5. MEMBERSHIP ON THE BOARD. Director shall be considered to be a member of the Board as long as he remains a Director or consultant of the Company or any of its Affiliates.

         6. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Director.

         7. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to conflict of laws principles thereof.



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         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Director has executed this Agreement, all as of the day and year first above written.


                                    OIL STATES INTERNATIONAL, INC.


                                    BY:
                                            ------------------------------------
                                            Cindy Taylor
                                            Sr. Vice President, Chief Financial
                                            Officer and Treasurer


                                            ------------------------------------
                                            DIRECTOR